UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2007

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 382-8899

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Lincolnway Energy, LLC and Commodity Specialist Company are parties to a Distiller's Grain Marketing Agreement effective as of December 14, 2004. Lincolnway Energy, LLC sells all of its distiller's dried grains with solubles, wet distiller's grains, and solubles to Commodity Specialist Company pursuant to the Distiller's Grain Marketing Agreement.

The Distiller's Grain Marketing Agreement provides that it may be terminated by either party by providing the other party not less than 90 days written notice of the election to terminate the Distiller's Grain Marketing Agreement. Lincolnway Energy, LLC provided written notice of its election to terminate the Distiller's Grain Marketing Agreement to Commodity Specialist Company by a letter dated June 1, 2007. The letter was received by Commodity Specialist Company on June 7, 2007, and the Distiller's Grain Marketing Agreement will therefore terminate effective on August 30, 2007.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: June 7, 2007	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer